EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Sontra Medical Corporation on Form S-8 of our report, dated January 31, 2003, included in the Annual Report on Form 10-KSB of Sontra Medical Corporation for the year ended December 31, 2002.

/s/ WOLF & COMPANY, P.C.
Wolf & Company, P.C.

Boston, Massachusetts

June 17, 2003